UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 2, 2010
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32747 (Commission File Number)	86-0460233 (I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 2, 2010, Mariner Energy, Inc., a Delaware corporation (“Mariner”), Apache Corporation, a Delaware corporation (“Apache”), and ZMZ Acquisitions LLC, a Delaware limited liability company and wholly owned subsidiary of Apache (“Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger dated as of April 14, 2010 (the “Merger Agreement”), by and among Apache, Mariner and Merger Sub. The Amendment was effected by the parties in connection with the proposed settlement of two stockholder lawsuits filed in Delaware and Texas as a result of Apache’s proposed acquisition of Mariner. The Amendment eliminated the requirement for Mariner to pay to Apache a termination fee of $67 million if the Merger Agreement is terminated by Mariner (prior to Mariner stockholder approval) as a result of a change in Mariner’s recommendation due to a superior proposal for which Mariner’s board of directors has authorized a definitive agreement. No other changes were included in the Amendment.
     A copy of the Amendment is filed as Exhibit 2.2 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.
* * *
Notice to Investors
     In connection with the Merger, Mariner and Apache will file a definitive proxy statement/prospectus and other documents with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING MARINER, APACHE AND THE MERGER.
     A definitive proxy statement/prospectus will be sent to stockholders of Mariner seeking their approval of the Merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Mariner and Apache with the SEC at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Mariner will be available free of charge on Mariner’s website at www.mariner-energy.com under the tab “Investor Information” or by contacting Mariner’s Investor Relations Department at 713-954-5558. Copies of the documents filed with the SEC by Apache will be available free of charge on Apache’s website at www.apachecorp.com under the tab “Investors” or by contacting Apache’s Investor Relations Department at 713-296-6000. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Participants in Solicitation
     Mariner, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Mariner stock by its directors and certain executive officers is included in its proxy statement dated March 29, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.

     Apache, its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Mariner in connection with the Merger. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the definitive proxy statement/prospectus (when available). Information concerning beneficial ownership of Apache stock by its directors and certain executive officers is included in its proxy statement dated March 31, 2010 and subsequent statements of changes in beneficial ownership on file with the SEC.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc. (a copy of any omitted schedule will be furnished supplementally to the SEC upon request) (incorporated by reference to Exhibit 2.1 to Mariner’s Form 8-K filed on April 16, 2010).

2.2	Amendment No. 1 dated as of August 2, 2010 to the Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: August 3, 2010	By:	/s/ Jesus G. Melendrez
Jesus G. Melendrez
Senior Vice President, Chief Commercial Officer, Acting Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Number	Description

2.1	Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc. (a copy of any omitted schedule will be furnished supplementally to the SEC upon request) (incorporated by reference to Exhibit 2.1 to Mariner’s Form 8-K filed on April 16, 2010).

2.2	Amendment No. 1 dated as of August 2, 2010 to the Agreement and Plan of Merger dated as of April 14, 2010 by and among Apache Corporation, ZMZ Acquisitions LLC and Mariner Energy, Inc.